UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2025

TRON INC.

(Exact name of registrant as specified in charter)

Nevada	001-41768	32-0686534
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

941 W. Morse Blvd.

Suite 100

Winter Park FL 32789

(Address of principal executive offices) (Zip Code)

(407) 230-8100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TRON	The Nasdaq Stock Market LLC
(The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sale of Equity Securities.

As previously disclosed, on June 16, 2025, Tron Inc. (the “Company”, formerly SRM Entertainment, Inc.) issued warrants to acquire up to 220,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at an exercise price of $0.50 per share (the “PIPE Warrants”) in connection with its private placement of Series B Convertible Preferred Stock with Bravemorning Limited, a institutional investor entity (the “Holder” or “Bravemorning”).

The Holder is an entity controlled by Mr. Weike Sun, a member of the Company’s Board of Directors (the “Board”).

As previously disclosed, on August 25, 2025, the Board (other than Mr. Weike Sun who recused himself from this decision) authorized the Company to enter into an amendment to the PIPE Warrants (the “Amendment”). Pursuant to the Amendment, the exercise price of the PIPE Warrants could be paid, at the Holder’s election, in TRON tokens (“TRX”) in addition to the existing methods of cash or cashless exercise. All other terms of the PIPE Warrants remained unchanged.

On August 27, 2025, Bravemorning exercised the PIPE Warrants in full and, on August 29, 2025, the Company issued 220,000,000 shares of Common Stock to Bravemorning. The Holder paid $110,000,000 to the Company in the form of 312,500,100 TRX as consideration for the issuance of these Common Stock shares. The shares of Common Stock were issued to the Holder on August 29, 2025 in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.01 Changes in Control of Registrant.

Reference is made to the disclosure regarding the exercise of the PIPE Warrants set forth under Item 3.02 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Following the issuance of the 220,000,000 shares of Common Stock, Mr. Weike Sun, via his control of Bravemorning, owns approximately eighty-six and six-tenths percent (86.6%) of the Company’s outstanding shares of Common Stock, resulting in a change of control of the Company. The Company was not previously controlled by any shareholder. The TRX paid by the Holder was owned by the Holder.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 29, 2025, the Company, pursuant to a previously disclosed shareholder approval, filed a Certificate of Amendment to the Articles of Incorporation of the Company, as amended (the “Charter Amendment”) with the Secretary of State of the State of Nevada to increase the authorized shares of Common Stock from one hundred million (100,000,000) shares to one billion (1,000,000,000) shares.

A copy of the Charter Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Articles of Incorporation
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRON INC.

Date: September 2, 2025	By:	/s/ Richard Miller
	Name:	Richard Miller
	Title:	Chief Executive Officer